Exhibit 10.1

ELEVENTH SUPPLEMENTAL INDENTURE

Eleventh Supplemental Indenture (this “Supplemental Indenture”), dated as of November 17, 2020, by and among Navios Maritime Holdings, Inc., a Marshall Islands corporation (the “Company”) and Navios Maritime Finance II (US) Inc., a Delaware corporation (“Navios Finance” and together with the Company, the “Co-Issuers”), the guarantors party hereto (the “Guarantors”) and Wilmington Trust, National Association, in its capacity as trustee (the “Successor Trustee”) and as collateral trustee (the “Successor Collateral Trustee”) under the Indenture referenced below.

WITNESSETH:

WHEREAS, the Co-Issuers, the Guarantors party thereto and Wells Fargo Bank, National Association, a national banking association, as trustee (in such capacity, the “Prior Trustee”) and as collateral trustee (in such capacity, the “Prior Collateral Trustee”) entered into that certain Indenture dated as of November 29, 2013 (as amended, modified or supplemented from time to time, the “Indenture”), providing for the issuance of the Co-Issuers’ 7.375% First Priority Ship Mortgage Notes due 2022 (the “Notes”);

WHEREAS, Sections 7.08 and 11.17 of the Indenture provide that the Trustee and the Collateral Trustee under the Indenture and the Security Documents may resign as Trustee and as Collateral Trustee under the Indenture and the Security Documents, respectively, in accordance with the terms of the Indenture, and a successor Trustee and successor Collateral Trustee may be appointed as Trustee and Collateral Trustee under the Indenture and the Security Documents, respectively, pursuant to which such appointment, each of the successor Trustee and successor Collateral Trustee shall accept such appointment and all of the rights, powers, duties and obligations of the prior Trustee and the prior Collateral Trustee under the Indenture and the Security Documents, respectively.

WHEREAS, pursuant to the Successor Trustee Agreement, dated as of November 17, 2020 (the “Successor Trustee Agreement’), by and among the Co-Issuers, the Prior Trustee, the Prior Collateral Trustee, the Successor Trustee and the Successor Collateral Trustee, the Prior Trustee and the Prior Collateral Trustee have resigned as Trustee and Collateral Trustee under the Indenture and the Security Documents, respectively, in accordance with the terms of the Indenture, and the Successor Trustee and the Successor Collateral Trustee have been appointed as the successor Trustee and the successor Collateral Trustee under the Indenture and the Security Documents, respectively, pursuant to which such appointment, each of the Successor Trustee and the Successor Collateral Trustee has accepted its appointment and all of the rights, powers and obligations of the Prior Trustee or the Prior Collateral Trustee under the Indenture and the Security Documents, as applicable;

WHEREAS, Section 9.01(8) of the Indenture provides that the Indenture and the Security Documents may be amended or supplemented by the Co-Issuers, the Guarantors, the Trustee and the Collateral Trustee, as applicable, in accordance with the terms of the Indenture, without the consent of any Holder to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee or Collateral Trustee;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Co-Issuers, the Guarantors, the Successor Trustee and the Successor Collateral Trustee are authorized to execute and deliver this Supplemental Indenture to amend the Indenture on the terms and conditions set forth herein (the “Amendments”) without the consent of any Holder;

WHEREAS, the Co-Issuers have delivered to the Successor Trustee and the Successor Collateral Trustee an Officer’s Certificate and an Opinion of Counsel, each confirming that this Supplemental Indenture is authorized or permitted by the terms of the Indenture; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms have been duly done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually covenant and agree, for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Capitalized Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AMENDMENTS TO THE INDENTURE

SECTION 2.1 Amendments. On and effective as of the date hereof, the Indenture shall be amended by the following Amendments:

•	Section 1.01 of the Indenture is hereby amended and restated in the definitions of the following terms to read as follows:

“Corporate Trust Office” means, with respect to the Trustee or Collateral Trustee, as applicable, the corporate trust office of the Trustee or Collateral Trustee, as applicable, located at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Navios Maritime Notes Administrator, or such other office, designated by the Trustee or Collateral Trustee, as applicable, by written notice to the Co-Issuers, at which at any particular time its corporate trust business shall be principally administered.

“Responsible Officer” means, when used with respect to the Trustee or Collateral Trustee, as applicable, any officer in the Corporate Trust Office of the Trustee or Collateral Trustee, as applicable, including any vice president, assistant vice president, trust officer, assistant trust officer or any other officer of the Trustee or Collateral Trustee, as applicable, who currently performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

Section 7.01(g) of the Indenture is hereby amended and restated to read as follows:

(g) The Trustee and the Collateral Trustee, as applicable, shall not be responsible for the application of any money by any Paying Agent other than the Trustee or the Collateral Trustee.

•	Sections 7.02(c), (d), (f) and (j) of the Indenture are hereby amended as follows:

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent ~~(other than an agent who is an employee of the Trustee)~~ appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct~~, bad faith~~ or gross negligence.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture whether on its own motion or at the request, order or direction of any Holders pursuant to the provisions of the Indenture, unless such Holders shall have offered and if requested, provided, to the Trustee security or indemnity ~~reasonably~~ satisfactory to ~~it~~ the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(j) Except with respect to Section 4.01 (if the Trustee is also the Paying Agent) and 4.06, the Trustee shall have no duty to inquire as to the performance of the Co-Issuers with respect to the covenants contained in Article Four. In addition, the Trustee shall not be deemed to have knowledge of a Default or Event of Default except (i) any Default or Event of Default occurring pursuant to Section 4.01, 6.01(1) or 6.01(2) (but solely if the Trustee is also the Paying Agent) or (ii) any Default or Event of Default of which the Trustee shall have received written notification at the Corporate Trust Office of the Trustee.

•	Section 7.07 of the Indenture is hereby amended as follows:

The Co-Issuers shall pay to the Trustee from time to time such reasonable compensation as the Co-Issuers and the Trustee shall from time to time agree in writing for its services rendered by it hereunder and under the Security Documents. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

The Co-Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s gross negligence~~, bad faith~~ or willful misconduct as finally adjudicated by a court of competent jurisdiction. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Co-Issuers jointly and severally shall indemnify the Trustee or any predecessor Trustee and its officers, directors, employees and agents for, and hold them harmless against, any and all loss, damage, claims, liability or reasonable expenses, including taxes (other than taxes based upon, measured by or determined by the income of such Person), liability or expense incurred by them except for such actions to the extent caused by any gross negligence or willful misconduct on their part as finally adjudicated by a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of this trust or the Security Documents including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder. The Trustee shall notify the Co-Issuers promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity. The Co-Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents subject to the claim may have separate counsel and the Co-Issuers shall pay the reasonable fees and expenses of such counsel~~; provided however, that the Co-Issuers shall not be required to pay for such fees and expenses if there is no conflict of interest between the Co-Issuers and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee~~. The Co-Issuers need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Co-Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through the Trustee’s gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction ~~or breach of its duties under this Indenture or the Security Documents, which breach constitutes negligence~~.

To secure the Co-Issuers’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, ~~in its capacity as Trustee,~~ except money or property held in trust to pay principal and interest on particular Notes.

When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(10) or (11) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Security Documents and the resignation or removal of the ~~appointment of a successor~~ Trustee.

•	The second to last paragraph of Section 8.01 of the Indenture is hereby amended as follows:

In the case of clause (1)(b) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, the Co-Issuers’ obligations in Sections 2.03, 2.05, 2.06, 2.07, 2.08, 2.12, 4.01, 4.02, 4.03 (as to legal existence of the Co-Issuers only), 7.07, 8.06, ~~and~~ 8.08 and 11.16 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Co-Issuers’ obligations in Sections 7.07, 8.06, ~~and~~ 8.08 and 11.16 shall survive.

•	Section 10.09 of the Indenture is hereby amended as follows:

The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it shall, upon request by the Trustee, deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments relating to this Indenture in such form as counsel to the Trustee may reasonably advise (it being understood that the Trustee has no duty to make such request).

•	The last paragraph of Section 11.04(a) of the Indenture is hereby amended as follows:

In connection with any release, the Co-Issuers and the Mortgaged Vessel Guarantors shall (i) execute, deliver and record or file and obtain such instruments as ~~the Collateral Trustee~~ may be reasonably required, including, without limitation, amendments to the Security Documents to evidence such release and (ii) deliver to the Trustee and the Collateral Trustee evidence of the satisfaction of the applicable provisions of this Indenture and the Security Documents as set forth in this Indenture and the Security Documents.

•	The second paragraph of Section 11.04(c) of the Indenture is hereby amended as follows:

All cash or Cash Equivalents in U.S. Dollars received by the Trustee or the Collateral Trustee pursuant to the provisions described in this Section 11.04 shall be held by the Trustee as Trust Monies under this Indenture subject to application as provided in this Section 11.04 or in Article Twelve.

•	Section 11.09(a)(v),(vi),(viii) and (x) of the Indenture is hereby amended as follows:

(a) […] (v) a current certificate from the American Bureau of Shipping, Det Norske Veritas or Lloyds Register of Shipping or other classification society of recognized international standing ~~agreeable to the Trustee and the Collateral Trustee~~ for such Vessel, which shall be free from any material recommendations; … (vii) a certification ~~evidence satisfactory to the Trustee and the Collateral Trustee~~ that all Indebtedness outstanding with respect to such Vessel has been repaid and that all security granted by, or covering assets or property of, such Co-Issuer or any of the Restricted Subsidiaries with respect to such Indebtedness shall have been released; (viii) an Officer’s Certificate ~~reasonably satisfactory to the Collateral Trustee~~ certifying as to ownership of such Qualified Vessel or Qualified Collateral ~~and such other matters as the Collateral Trustee~~

~~or Trustee may reasonably request~~ and (ix) one or more Opinions of Counsel which collectively shall opine as to the compliance with the terms of this Indenture, the perfection of the security interests of the Collateral Trustee on behalf of the Trustee for the benefit of the Holders in such Qualified Vessel or Qualified Collateral ~~and such other matters as the Collateral Trustee or Trustee may reasonably request~~.

•	Section 11.10 of the Indenture is hereby amended to add the following sentence to the end thereof:

Notwithstanding the grant of authority under this Section 11.10, neither the Trustee nor the Collateral Trustee has any obligation to hire any such experts, consultants, agents or attorneys and neither the Trustee nor the Collateral Trustee shall have any liability to any Person, including any Holder, for failing to do so.

•	Clause (ii) of Section 11.14 of the Indenture is hereby amended as follows:

… (ii) the Mortgaged Vessel Guarantor has recorded or made arrangements ~~reasonably satisfactory to the Collateral Trustee~~ for recording the Ship Mortgage referred to in clause (i) above in an appropriate registry office of the Permitted Flag Jurisdiction under which the Mortgaged Vessel is being reflagged as soon as reasonably practicable and to make any other filing necessary to perfect the security therein.

•	Sections 11.16(a) and (b) of the Indenture are hereby amended as follows:

(a) The Co-Issuers shall pay to the Collateral Trustee from time to time such reasonable compensation as the Co-Issuers and the Collateral Trustee shall from time to time agree in writing for its services rendered by it hereunder and under the Security Documents. The Collateral Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Co-Issuers shall reimburse the Collateral Trustee promptly upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Collateral Trustee’s gross negligence~~, bad faith~~ or willful misconduct as finally adjudicated by a court of competent jurisdiction. Such expenses shall include the reasonable fees and expenses of the Collateral Trustee’s agents and counsel.

(b) The Co-Issuers jointly and severally shall indemnify the Collateral Trustee or any predecessor Collateral Trustee and its officers, directors, employees and agents for, and hold them harmless against, any and all loss, damage, claims, liability or reasonable expenses, including taxes (other than taxes based upon, measured by or determined by the income of such Person), liability or expense incurred by them except for such actions to the extent caused by any gross negligence or willful misconduct on their part as finally adjudicated by a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of this trust or the Security Documents including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Collateral Trustee’s rights, powers or duties hereunder. The Collateral

Trustee shall notify the Co-Issuers promptly of any claim asserted against the Collateral Trustee or any of its agents for which it may seek indemnity. The Co- Issuers shall defend the claim and the Collateral Trustee shall cooperate in the defense. The Collateral Trustee and its agents subject to the claim may have separate counsel and the Co- Issuers shall pay the reasonable fees and expenses of such counsel~~; provided however, that the Co-Issuers shall not be required to pay for such fees and expenses if there is no conflict of interest between the Co-Issuers and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee~~. The Co- Issuers need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Co-Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Collateral Trustee through the Collateral Trustee’s gross negligence~~,~~ or willful misconduct misconduct as finally adjudicated by a court of competent jurisdiction ~~or breach of its duties under this Indenture or the Security Documents, which breach constitutes gross negligence~~.

•	Sections 11.16(o)(i), (ii), (iii) and (vii) of the Indenture are hereby amended as follows:

(i) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee (and the Trustee) will not be responsible for filing any financing, amendment or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith. Pursuant to applicable law, each Co-Issuer authorizes the Collateral Trustee to file or record financing statements and other filing or recording documents or instruments with respect to the signature of such Co-Issuer or Mortgaged Vessel Guarantor in such form and in such offices as may be necessary or as the Collateral Trustee may determine appropriate to perfect the security interests of the Collateral Trustee under this Indenture. Notwithstanding the grant of authority herein, the Collateral Trustee shall have no duty to make any filings or record any documents or instruments (including financing and continuation statements) to perfect or maintain the perfection of the Collateral Trustee’s Liens on the Collateral.

(ii) Neither t~~T~~he Collateral Trustee nor the Trustee will ~~not~~ be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, ~~except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Trustee,~~ for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Co-Issuer or any of the Collateral. The Collateral Trustee and Trustee hereby disclaim any representation or warranty to the current and future Holders concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

(iii) Neither the Collateral Trustee, the Trustee nor any of its experts, officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Indenture or the Security Documents (except for its gross negligence or willful misconduct), or (b) responsible in any manner for any recitals, statements, representations or warranties (other than its own recitals, statements, representations or warranties) made in this Indenture or any of the Security Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Trustee under or in connection with, this Indenture or any of the Security Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or any of the Security Documents or for any failure of the Co-Issuers or any other Person to perform their obligations hereunder and thereunder. The Collateral Trustee shall not be under any obligation to any Person to ascertain or to inquire as to (a) the observance or performance of any of the agreements contained in, or conditions of, this Indenture or any of their Security Documents or to inspect the properties, books or records of any Co-Issuer, (b) whether or not any representation or warranty made by any Person in connection with this Indenture or any of the Security Documents is true, (c) the performance by any Person of its obligations under this Indenture or Security Documents or (d) the breach of or default by any Person of its obligations under this Indenture or any of the Security Documents.

(vii) If, with respect to a proposed action to be taken by it, the Collateral Trustee shall determine in good faith that the provisions of this Indenture or any Security Documents relating to the functions or responsibilities or discretionary powers of the Collateral Trustee are or may be ambiguous or inconsistent, the Collateral Trustee shall notify the Trustee, identifying the proposed action, and may decline either to perform such function or responsibility or to take the action requested unless it has received the written confirmation of the Trustee that the action proposed to be taken by the Collateral Trustee is consistent with the terms of this Indenture or of the Security Documents or is otherwise appropriate. The Collateral Trustee shall be fully protected in acting or refraining from acting upon the confirmation of the Trustee, in this respect, and such confirmation shall be binding upon the Holders.

•	Sections 11.16(r) and (s) of the Indenture is hereby amended as follows:

(r) The Collateral Trustee shall not nor shall any receiver appointed by or any agent of the Collateral Trustee, by reason of taking possession of any Collateral or any part thereof or any other reason or on any basis whatsoever, be liable to account for anything except actual receipts or be liable for any loss or damage arising from a realization of the Collateral or any part thereof or from any act, default or omission in relation to the Collateral or any part thereof or from any exercise or non-exercise by it of any power, authority or discretion conferred upon it in relation to the Collateral or any part thereof unless such loss or damage shall be caused directly by its own willful misconduct or gross negligence as determined by a final order of a court of competent jurisdiction. The Collateral Trustee shall not have any responsibility or liability arising from the fact that the Collateral may be held in safe custody by a custodian. The Collateral Trustee assumes no responsibility for the validity, sufficiency or enforceability (which the Collateral Trustee has not investigated) of the Collateral purported to be created by any supplemental indenture or other document. In addition, the Collateral Trustee has no duty to monitor the performance by the Co-Issuers and the Guarantors of their obligations to the Collateral Trustee nor is it obliged (unless indemnified to its satisfaction) to take any other action which may involve the Collateral Trustee in any personal liability or expense.

(s) Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 11.16 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the ~~appointment of a successor~~ Collateral Trustee.

•	The last paragraph of Section 11.17 of the Indenture is hereby amended as follows:

In addition to the foregoing and notwithstanding any provision to the contrary, any resignation, removal or replacement of the Collateral Trustee pursuant to this Section 11.17 shall not be effective until (a) a successor to the Collateral Trustee has agreed to act under the terms of this Indenture and (b) all of the Security Interests in the Collateral has been transferred to such successor. Any replacement or successor Collateral Trustee shall be a bank meeting the requirements of Section 7.10 applicable to a Collateral Trustee ~~with an office in New York, New York,~~ or an Affiliate of any such bank. Upon acceptance of its appointment as Collateral Trustee hereunder by a replacement or successor, such replacement or successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Trustee hereunder, and the retiring Collateral Trustee shall be discharged from its duties and obligations hereunder.

•	Clause (i) of Section 11.18 of the Indenture is hereby amended as follows:

Notwithstanding Section 2.02 with respect to the issuance of Additional Notes, (i) all or any portion of the proceeds from an issuance of Additional Notes (together with other funds not otherwise constituting Trust Monies available to the Company, if applicable) may at the Company’s sole election be deposited with the Trustee as segregated Trust Monies pursuant to customary arrangements (determined in good faith by the Company) (such segregated Trust Monies, collectively, the “Segregated Trust Monies”) and in connection therewith held by the Trustee as part of the Collateral securing such Additional Notes only without any requirement that the Holders of other outstanding Notes be granted a security interest in such Segregated Trust Monies until such time as such Segregated Trust Monies (or any portion thereof) are released to the Company as Trust Monies to secure all outstanding Notes and/or for the purpose of acquiring Collateral that will secure all outstanding N~~n~~otes[…]

•	The opening paragraph, clause (c) and the closing paragraph of Section 12.02 of the Indenture are hereby amended as follows:

The Collateral Trustee shall, at the request of the Trustee, direct Trust Monies to the Trustee for application from time to time (i) in the manner provided under Article Eleven and (ii) to the payment of the principal of (at a purchase price of not less than 100% of the principal amount of the relevant Notes), any Notes, on any Maturity Date or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to an offer to purchase, redemption or defeasance under Section 4.13 or 4.21, a Change of Control Offer under Section 4.09 or defeasance under Article Eight (including, in each case, each related required interest payment), as the Co-Issuers shall request in writing (which may include payment over to the Co-Issuers for use in open market, private sales or other private transactions), upon receipt by the Collateral Trustee and the Trustee of the following:

…

(c) an Officer’s Certificate, dated not more than five Business Days but not less than two Business Days prior to the date of the relevant application stating …

With respect to any Trust Monies to be released by the Collateral Trustee to the Company in connection with any substitution of Collateral, the requisite amount of Trust Monies (in each instance, the “Released Monies”) shall be released from escrow by the Collateral Trustee not more than five Business Days but not less than two Business Days before the expected delivery date of the applicable substitute Qualified Vessel (whether such Qualified Vessel has been or will be acquired through the direct purchase of such Qualified Vessel or the equity interests of any person owning such Qualified Vessel and which may include a Qualified Vessel owned by a Subsidiary (including a Subsidiary Guarantor) that is not a Mortgaged Vessel Guarantor) to a bank account designated by the Company and will then be remitted by the Company to the seller (or as the seller may direct) of such Vessel in the form of a conditional payment to the seller’s bank (or as the seller may direct) in accordance with the terms of the acquisition contract and in a manner consistent with customary vessel acquisition practice. During such five Business Day period before the expected delivery date, such Released Monies shall be released from the Security Interest and Lien granted pursuant to this Indenture and the Security Documents. In the event that the applicable Mortgaged Vessel Guarantor shall not have delivered and/or filed the Security Documents (including without limitation the Ship Mortgage) required by this Indenture and the Security Documents to perfect the Security Interest in such Vessel and such Related Assets as required by this Indenture on or prior to the 15th calendar day following the day on which such Released Monies were released as described above, then, on or before such 15th calendar day, the Company shall return to the Collateral Trustee an amount equal to the full amount of such Released Monies that were released in connection with such proposed Qualified Vessel delivery to be re-deposited into the Collateral Account. Any amount returned to the Collateral Trustee pursuant to the immediately preceding sentence shall immediately be subject to the Security Interest and Lien granted pursuant to this Indenture and the Security Documents. The foregoing provisions relating to the release of Trust Monies and the obligation of the Company to deliver Collateral or return such Trust Monies shall also apply to any Segregated Trust Monies relating to the issuance of Additional Notes.

•	Section 12.05 of the Indenture is hereby amended as follows:

All Notes received by the Trustee and for whose purchase Trust Monies are applied under this Article Twelve, if not otherwise cancelled, shall be promptly delivered to the Trustee for cancellation and destruction ~~unless the Trustee shall be otherwise directed by the Co-Issuers~~ in accordance with Section 2.11. Upon destruction of any Notes, the Trustee shall issue a certificate of destruction to the Co-Issuers upon its request.

•	Section 12.06(b)(B) of the Indenture are hereby amended to replace the text thereof with “[RESERVED]”;

•	Section 12.06(b)(C) of the Indenture is hereby amended as follows:

(c) All Trust Monies deposited or held in the Collateral Account at any time shall be invested by the Collateral Trustee in Cash Equivalents in accordance with the Co- Issuers’ written instructions in the form of an Officer’s Certificate to the Collateral Trustee and completion of such documents as required by the Collateral Trustee’s internal procedures. Any such written instruction shall specify the particular investment to be made and shall state that such investment is authorized to be made hereby.

•	Section 12.06 of the Indenture is hereby amended to delete the last paragraph and to add the following paragraphs:

The Trustee and the Collateral Trustee shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Trust Monies to the extent such investment, reinvestment or liquidation is made in compliance with the terms of this Section 12.06. The Co-Issuers acknowledge that the Collateral Trustee is not providing investment supervision, recommendations, or advice. Any interest or other income received on such investment and reinvestment of the Trust Monies shall become part of the Trust Monies and any losses incurred on such investment and reinvestment of the Trust Monies shall be debited against the Trust Monies. If a selection is not made and a written direction not given to the Collateral Trustee, the Trust Monies deposited in cash shall remain uninvested with no liability for interest thereon. Notwithstanding the foregoing, the Collateral Trustee shall have the power to sell or liquidate the foregoing investments whenever the Collateral Trustee shall be required to release all or any portion of the Trust Monies pursuant to this Article Twelve. In no event shall the Collateral Trustee be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Collateral Trustee or its affiliates are permitted to receive additional compensation that could be deemed to be in the Collateral Trustee’s economic self-interest for (A) serving as investment adviser, administrator, shareholder servicing agent or custodian with respect to certain of the investments, (B) using affiliates to effect transactions in certain investments and (C) effecting transactions in investments.

The Co-Issuers agree that confirmations of investments are not required to be issued by the Collateral Trustee for any month for which a monthly statement is rendered. No statement need be rendered for any fund or account if no activity occurred in such fund or account during such month. The Co-Issuers may obtain confirmations at no additional cost upon their written request.

The Co-Issuers shall be obligated to and shall pay or reimburse the Collateral Trustee upon request for any transfer taxes or other taxes relating to the Trust Monies incurred in connection herewith. The Co-Issuers agree that, for tax reporting purposes, all interest and other income from investment of the Trust Monies shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Company, whether or not such income was disbursed during such calendar year.

The Co-Issuers shall indemnify, defend and hold the Collateral Trustee harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Collateral Trustee on or with respect to the Trust Monies and the investment thereof unless such tax, late payment, interest, penalty or other cost or expense was directly caused by the gross negligence or willful misconduct of the Collateral Trustee. The indemnification provided by this Section 12.06 is in addition to the indemnification provided in Section 11.16 and shall survive the resignation or removal of the Collateral Trustee and the satisfaction and discharge of this Indenture.

ARTICLE III

MISCELLANEOUS

SECTION 3.1 Effectiveness. This Supplemental Indenture shall become effective and binding on the Co-Issuers, the Guarantors, the Successor Trustee, the Successor Collateral Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture upon the date hereof and the Amendments shall become operative upon the date hereof.

SECTION 3.2 Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 3.3 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF transmission or other electronic means shall be deemed to be their original signatures for all purposes.

SECTION 3.4 Severability. In the event any provision of this Supplemental Indenture shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5 Effect of Headings. The headings used in this Supplemental Indenture are for convenience only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.6 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.7 Representations and Warranties by the Co-Issuers and the Guarantors. The Co-Issuers and the Guarantors hereby represent and warrant to the Successor Trustee and the Successor Collateral Trustee that this Supplemental Indenture has been duly and validly executed and delivered by the Co-Issuers and the Guarantors and constitutes the legal, valid and binding obligation of the Co-Issuers and the Guarantors, enforceable against the Co-Issuers and the Guarantors in accordance with its terms and the terms of the Indenture.

SECTION 3.8 The Successor Trustee and the Successor Collateral Trustee. Wilmington Trust, National Association is entering into this Supplemental Indenture solely in its capacity as the Successor Trustee and as the Successor Collateral Trustee under the Indenture. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Successor Trustee or the Successor Collateral Trustee by reason of this Supplemental Indenture. Neither the Successor Trustee nor the Successor Collateral Trustee makes any representations or shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Co-Issuers.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

NAVIOS MARITIME HOLDINGS INC.

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Executive Vice President, Legal

NAVIOS MARITIME FINANCE II (US) INC.

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: President

MOONSTONE SHIPPING CORPORATION
OPAL SHIPPING CORPORATION
MOTIVA TRADING LTD, as Guarantors

By:	/s/ Anna Kalathaki
Name: Anna Kalathaki
Title: Director and Treasurer/Secretary

LAVENDER SHIPPING CORPORATION, as Guarantor

By:	/s/ George Akhniotis
Name: George Akhniotis
Title: President/Director

NAVIOS ASIA LLC, as Guarantor

By:	/s/ George Achniotis
Name: George Achniotis
Title: Manager

JASMINE SHIPPING CORPORATION
IRIS SHIPPING CORPORATION, as Guarantors

By:	/s/ George Achniotis
Name: George Achniotis
Title: Treasurer/Director

EMERY SHIPPING CORPORATION, as Guarantors

By:	/s/ George Achniotis
Name: George Achniotis
Title: President/Director

NAVIOS HOLDINGS EUROPE FINANCE INC., as Guarantor

By:	/s/ George Achniotis
Name: George Achniotis
Title: President/Director

ROSELITE SHIPPING CORPORATION
SMALTITE SHIPPING CORPORATION, as Guarantors

By:	/s/ George Achniotis
Name: George Akhniotis
Title: President/Director

DIESIS SHIPMANAGEMENT LTD
MANDORA SHIPPING LTD
SOLANGE SHIPPING LTD.
TULSI SHIPMANAGEMENT CO.
CINTHARA SHIPPING LTD
RAWLIN SERVICES COMPANY
MAUVE INTERNATIONAL S.A.
AQUIS MARINE CORP.
FAITH MARINE LTD.
VECTOR SHIPPING CORPORATION
ARAMIS NAVIGATION INC.
DUCALE MARINE INC.
HIGHBIRD MANAGEMENT INC.
RED ROSE SHIPPING CORP.
GINGER SERVICES CO.
QUENA SHIPMANAGEMENT INC.
ASTRA MARITIME CORPORATION
PRIMAVERA SHIPPING CORPORATION
PUEBLO HOLDINGS LTD
BEAUFIKS SHIPPING CORPORATION
ROWBOAT MARINE INC.
CORSAIR SHIPPING LTD.
PHAROS NAVIGATION S.A.
SIZZLING VENTURES INC.
SHIKHAR VENTURES S.A.
TAHARQA SPIRIT CORP.
RHEIA ASSOCIATES CO.
RUMER HOLDING LTD.
KLEIMAR NV
NAV HOLDINGS LIMITED
NAVIOS CORPORATION
ANEMOS MARITIME HOLDINGS INC.
AEGEAN SHIPPING CORPORATION
ARC SHIPPING CORPORATION
MAGELLAN SHIPPING CORPORATION
IONIAN SHIPPING CORPORATION
APOLLON SHIPPING CORPORATION
HERAKLES SHIPPING CORPORATION
ACHILLES SHIPPING CORPORATION
KYPROS SHIPPING CORPORATION
HIOS SHIPPING CORPORATION
MERIDIAN SHIPPING ENTERPRISES INC.
MERCATOR SHIPPING CORPORATION
HORIZON SHIPPING ENTERPRISES CORPORATION
STAR MARITIME ENTERPRISES CORPORATION

NAVIOS HANDYBULK INC.
NAVIOS INTERNATIONAL INC.
NOSTOS SHIPMANAGEMENT CORP.
PORTOROSA MARINE CORP.
WHITE NARCISSUS MARINE S.A.
HESTIA SHIPPING LTD.
SERENITY SHIPPING ENTERPRISES INC.,
as Guarantors

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Director and Authorized Officer

NAVIMAX CORPORATION, as Guarantor

By:	/s/ Shunji Sasada
Name: Shunji Sasada
Title: President

WILMINGTON TRUST, NATIONAL ASSOCIATION,

not in its individual capacity, but solely in its capacity as the Successor Trustee and as the Successor Collateral Trustee

By:	/s/ Jane Y. Schweiger
Name:	Jane Y. Schweiger
Title:	Vice President